As filed with the U.S. Securities and Exchange Commission on May 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	3827	25-1214948
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard

Saxonburg, PA 16056

(724) 352-4455

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ronald Basso

Chief Legal and Compliance Officer, Corporate Secretary

II-VI Incorporated

375 Saxonburg Boulevard

Saxonburg, PA 16056

(724) 352-4455

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Andrew J. Nussbaum Karessa L. Cain Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 (212) 403-1000	D. Mark McMillan Jeffrey W. Acre K&L Gates LLP 70 West Madison Street Chicago, IL 60602-4207 (312) 372-1121	Bret DiMarco Coherent, Inc. 5100 Patrick Henry Drive Santa Clara, CA 95054 (408) 764-4000	Michael S. Ringler Sonia K. Nijjar Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, CA 94301 (650) 470-4500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and the conditions contemplated by the Agreement and Plan of Merger described herein have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-255547

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

This registration statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-255547) (the “Prior Registration Statement”), declared effective as of May 6, 2021, II-VI Incorporated (“II-VI”) registered an aggregate of 22,266,356 shares of its common stock, no par value (“Common Stock”), and paid an aggregate fee of $707,862.15. II-VI is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 733,644 additional shares of its Common Stock for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated March 25, 2021, by and among II-VI, Coherent, Inc. and Watson Merger Sub Inc., a wholly owned subsidiary of II-VI.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

Exhibit Index

Exhibit Number	Description

5.1*	Opinion of K&L Gates LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of BDO USA, LLP.

23.4*	Consent of K&L Gates LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney.

107*	Filing Fee Table.

*	Filed herewith.
**

Previously filed with the registrant’s Registration Statement on Form S-4 (Registration No. 333-255547), as amended, which was initially filed with the Securities and Exchange Commission on April 27, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saxonburg, Commonwealth of Pennsylvania, on May 26, 2022.

II-VI INCORPORATED

By:	/s/ Vincent D. Mattera, Jr.
Name: Vincent D. Mattera, Jr.
Title: Chief Executive Officer and Board Chair

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Vincent D. Mattera, Jr.	Chief Executive Officer and Board Chair (Principal Executive Officer)	May 26, 2022
Vincent D. Mattera, Jr.

/s/ Mary Jane Raymond	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 26, 2022
Mary Jane Raymond

*	Board Chair Emeritus and Director	May 26, 2022
Francis J. Kramer

*	Director	May 26, 2022
Joseph J. Corasanti

*	Director	May 26, 2022
Enrico Digirolamo

*	Director	May 26, 2022
Michael L. Dreyer

*	Director	May 26, 2022
Patricia Hatter

*	Director	May 26, 2022
David Motley

/s/ Lisa Neal-Graves	Director	May 26, 2022
Lisa Neal-Graves

*	Director	May 26, 2022
Stephen Pagliuca

*	Director	May 26, 2022
Shaker Sadasivam

*	Director	May 26, 2022
Howard H. Xia

*

The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors or officers of the registrant pursuant to powers of attorney duly executed by such directors or officers and filed with the SEC.

By:	/s/ Vincent D. Mattera, Jr.
Vincent D. Mattera, Jr.
Attorney-in-Fact